UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549
_________________

FORM 8-K
_________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) November 21, 2013
CORPORATE OFFICE PROPERTIES TRUST
CORPORATE OFFICE PROPERTIES, L.P.
(Exact name of registrant as specified in its charter)

Corporate Office Properties Trust	Maryland	1-14023	23-2947217
	(State or other jurisdiction of	(Commission File	(IRS Employer
	incorporation or organization)	Number)	Identification No.)

Corporate Office Properties, L.P.	Delaware	333-189188	23-2930022
	(State or other jurisdiction of	(Commission File	(IRS Employer
	incorporation or organization)	Number)	Identification No.)

6711 Columbia Gateway Drive, Suite 300
Columbia, Maryland 21046
(Address of principal executive offices)
(443) 285-5400
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 21, 2013, the Board of Trustees (the “Board”) of Corporate Office Properties Trust (the “Registrant”) approved an increase in the Board’s size from 10 members to 12 members, and also elected C. Taylor Pickett, age 51, and Philip L. Hawkins, age 57, to the Board effective November 21, 2013 and January 1, 2014, respectively, to fill the vacancies created by such increase. The terms of these Trustees will expire at the Registrant’s next annual shareholder meeting to be held in May 2014. The Registrant expects that Mr. Pickett and Mr. Hawkins will be nominated to stand for re-election at that time. Upon joining the Board, these Trustees will each serve on the Board’s Investment Committee. Effective upon joining the Board, Mr. Pickett and Mr. Hawkins become eligible to receive the standard compensation provided by the Registrant to its other non-employee Trustees, as most recently disclosed in the Registrant’s proxy statement for its 2013 annual meeting of shareholders.

Mr. Pickett has served since 2001 as the Chief Executive Officer of Omega Healthcare Investors, Inc. (NYSE: OHI) (“Omega”), a real estate investment trust (“REIT”) that invests in income-producing healthcare facilities in the United States, and also has served as a member on Omega’s Board of Directors since 2002.

Mr. Hawkins has served since 2006 as the Chief Executive Officer and as a member of the Board of Directors of DCT Industrial Trust, Inc. (NYSE: DCT), a REIT that specializes in the acquisition, development, leasing and management of bulk distribution and light industrial properties located in high-volume distribution markets in the United States.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

	CORPORATE OFFICE PROPERTIES TRUST		CORPORATE OFFICE PROPERTIES, L.P.
By: Corporate Office Properties Trust,
its General Partner

	/s/ Stephen E. Riffee		/s/ Stephen E. Riffee
	Stephen E. Riffee		Stephen E. Riffee
	Executive Vice President and Chief Financial Officer		Executive Vice President and Chief Financial Officer

Dated:	November 21, 2013	Dated:	November 21, 2013